SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2003

ARIZONA PUBLIC SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Arizona	1-4473	86-0011170

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona		85004

(Address of principal executive offices)		(Zip Code)

(602) 250-1000

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5. OTHER EVENTS

Retail Rate Adjustment Mechanism

     Arizona Public Service Company’s (“APS” or the “Company”) general rate case, filed with the Arizona Corporation Commission (the “ACC”) on June 27, 2003, addresses the implementation of rate adjustment mechanisms. See “General Rate Case and Retail Rate Adjustment Mechanisms” in Note 5 of Notes to Condensed Financial Statements in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003. On November 4, 2003, the ACC approved the issuance of an order which authorizes a rate adjustment mechanism allowing APS to recover changes in purchased power costs (but not changes in fuel costs) incurred after July 1, 2004. The other rate adjustment mechanisms authorized in the 1999 comprehensive settlement agreement related to the implementation of retail electric competition (such as the costs associated with complying with the ACC electric competition rules) were also tentatively approved for subsequent implementation in the general rate case. The purchased power rate adjustment mechanism will not become effective until there is a final order in the general rate case, and the ACC further reserved the right to amend or modify, in all respects, this November 4 order during the rate case.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: November 5, 2003	By:	-s- Barbara M. Gomez

Barbara M. Gomez
Treasurer